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                                                                    EXHIBIT 23.4

                  CONSENT OF LEE KEELING AND ASSOCIATES, INC.

     As independent oil and gas consultants, Lee Keeling and Associates, Inc. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84256, 33-84258, 33-89282, 33-88196, 333-27525,
333-07255, 333-30324, 333-46129, 333-30478, 333-52666, 333-52668, 333-67734,
333-67736, and 333-67740), Form S-3 (File Nos. 333-41014, 333-61508, 333-76546
and 333-96863) and Form S-4 (File Nos. 333-99289, 333-102445 and 333-102446) of
Chesapeake Energy Corporation of information from our reserve report dated February 21, 2003 entitled "Appraisal Oil and Gas Properties Interests Owned by Chesapeake Energy Corporation Selected Properties Constant Prices and Expenses Effective Date January 1, 2003" and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on February 26, 2003.


Lee Keeling and Associates, Inc.
Tulsa, Oklahoma
February 25, 2003